Exhibit 99.1
ARC REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2010
•	Adjusted Annual EPS Fully Diluted: $0.03
•	Annual Cash from Operations: $53.9 million
•	2011 Annual Forecast EPS: $0.01 to $0.15
•	2011 Annual Forecast Cash from Operations: $40 million to $60 million
WALNUT CREEK, California (February 22, 2011) — American Reprographics Company (NYSE: ARC) (the “Company”), the nation’s leading provider of reprographic services and technology, today reported its financial results for the full year and fourth quarter ended December 31, 2010.
“Our focus for 2010 was to generate strong cash flows from operations, aggressively reduce costs, and maintain a healthy capital structure. We were successful on all fronts,” said K. “Suri” Suriyakumar, Chairman, President and CEO of American Reprographics Company. “While revenue for the year was lower than expected, the economy continues to show signs of recovery and industry opinion seems clear that we are at the bottom of the cycle. However, non-residential construction continues to lag the general economy, and as recently as December, industry spending was at its lowest level in a decade. Therefore, we can expect the road to recovery to be bumpy, especially during the first half of 2011.”
“Yet that recovery opens up tremendous opportunities for the company. With a dominant position in the industry, significant operating leverage, strong cash flows and a stable capital structure, we are well-positioned to take advantage of growth in our end markets. In addition, our industry-leading technology solutions combined with the lower cost base we currently enjoy will allow us to augment our EBITDA margins. I remain confident in the health and strength of ARC, and its ability to thrive as the U.S. economy comes back.”

Revenue for the year ended December 31, 2010 was $441.60 million, compared to $501.5 million for the year ended December 31, 2009, a 11.9% decline year-over-year. The Company’s gross margin for the year ended December 31, 2010 was 32.2%, compared to 35.5% for the year ended December 31, 2009. Adjusted net income for 2010 was $1.3 million, or $0.03 per diluted share, excluding the net effects of the Company’s goodwill impairment charge, the amortization impact related to the change in trade name as we consolidate various brands across our operating footprint, and the loss on early extinguishment of debt and interest rate swap related costs. Adjusted net income for 2009 was $17.2 million, or $0.38 per diluted share excluding the net effect of charges related to the Company’s 2009 goodwill impairment charge, an impairment of long-lived assets, and costs associated with the 2009 amendment to our then-existing credit agreement and interest rate swap transaction. Net cash from operating activities in 2010 was $53.9 million, compared to $97.4 million in 2009.
Net revenue for the fourth quarter of 2010 was $105 million, compared to $111.7 million for the fourth quarter of 2009, a decrease of 6%. Gross margin for the fourth quarter of 2010 was 29.5%, compared to 32.2% for the same period in 2009. The Company reported an adjusted net loss for the fourth quarter of 2010 of $1.5 million, or $0.03 per diluted share, which excluded accelerated trade name amortization, loss on early extinguishment of debt and interest rate swap related costs referenced above. This compares to adjusted net income for the fourth quarter of 2009 of $0.4 million, or $0.01 per diluted share, excluding the charges and costs in the fourth quarter of 2009, as noted above.
Outlook
“The past four years of construction declines have challenged us at every turn, but they have forced us to be more agile and prepared than we have ever been at any point in our history. As such, our forecast is conservative but realistic for 2011, and I remain very confident in our ability to ride out the peaks and valleys we are likely to experience as our economy recovers.”
American Reprographics Company anticipates annual adjusted earnings per share in 2011 to be in the range of $0.01 to $0.15 on a fully-diluted basis, and annual cash flow from operations to be in the range of $40 million to $60 million.

Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s fourth quarter and full year 2010 and business outlook for the first quarter 2010. The conference call can be accessed by dialing 866-402-8179. The conference call ID number is 36167502.
A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 800-642-1687. The conference call ID number to access the phone replay is 36167502.
A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.
About American Reprographics Company (ARC)
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. ARC provides its core services through its suite of reprographics technology products, a network of hundreds of locally-branded reprographics service centers across the U.S., Canada and the U.K, on-site at more than 5,000 customer locations, and through UDS, a joint-venture company headquartered in Beijing, China. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 120,000 active customers.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “anticipates,” “projects,” “expect” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current economic recession and downturn in the architectural, engineering and construction industries specifically, and the timing and nature of any economic recovery; our ability to streamline operations and reduce and/or manage costs; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions; our failure to manage acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Contacts:

David Stickney	Joseph Villalta

VP of Corporate Communications	The Ruth Group

Phone: 925-949-5100	Phone: 646-536-7003

Email: davidstickney@e-arc.com	Email:jvillalta@theruthgroup.com

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$26,293	$29,377
Accounts receivable, net	52,619	53,919
Inventories, net	10,689	10,605
Deferred income taxes	7,157	5,568
Prepaid expenses and other current assets	10,944	7,011

Total current assets	107,702	106,480

Property and equipment, net	59,036	74,568
Goodwill	294,759	332,518
Other intangible assets, net	62,643	74,208
Deferred financing costs, net	4,995	4,082
Deferred income taxes	37,835	26,987
Other assets	2,115	2,111

Total assets	$569,085	$620,954

Liabilities and Equity
Current liabilities:
Accounts payable	$23,593	$23,355
Accrued payroll and payroll-related expenses	7,980	8,804
Accrued expenses	30,134	24,540
Current portion of long-term debt and capital leases	23,608	53,520

Total current liabilities	85,315	110,219

Long-term debt and capital leases	216,016	220,711
Other long-term liabilities	5,072	8,000

Total liabilities	306,403	338,930

Commitments and contingencies

Stockholders’ equity:
American Reprographics Company stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 46,183,463 and 46,112,653 shares issued and 45,735,809 and 45,664,999 shares outstanding in 2010 and 2009, respectively	46	46
Additional paid-in capital	96,251	89,982
Retained earnings	173,459	200,961
Accumulated other comprehensive loss	(5,541)	(7,273)

	264,215	283,716
Less cost of common stock in treasury, 447,654 shares in 2010 and 2009	7,709	7,709

Total American Reprographics Company stockholders’ equity	256,506	276,007
Noncontrolling interest	6,176	6,017

Total equity	262,682	282,024

Total liabilities and equity	$569,085	$620,954

American Reprographics Company
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Reprographics services	$67,136	$75,828	$294,555	$350,491
Facilities management	22,362	22,243	89,994	97,401
Equipment and supplies sales	15,471	13,591	57,090	53,657

Total net sales	104,969	111,662	441,639	501,549
Cost of sales	73,961	75,738	299,307	323,360

Gross profit	31,008	35,924	142,332	178,189
Selling, general and administrative expenses	25,832	26,685	107,744	115,020
Amortization of intangible assets	3,998	2,693	11,657	11,367
Goodwill impairment	—	—	38,263	37,382
Impairment of long-lived assets	—	—	—	781

Income (loss) from operations	1,178	6,546	(15,332)	13,639
Other income, net	(27)	(33)	(156)	(171)
Interest expense, net	6,835	7,721	24,091	25,781
Loss on early extinguishment of debt	2,509	—	2,509	—

Income before income tax (benefit) provision	(8,139)	(1,142)	(41,776)	(11,971)
Income tax (benefit) provision	(3,324)	(502)	(14,186)	3,018

Net loss	(4,815)	(640)	(27,590)	(14,989)
Loss attributable to noncontrolling interest	61	65	88	104

Net loss attributable to American Reprographics Company	$(4,754)	$(575)	$(27,502)	$(14,885)

(Loss) earnings per share attributable to American Reprographics Company shareholders:
Basic	$(0.10)	$(0.01)	$(0.61)	$(0.33)

Diluted	$(0.10)	$(0.01)	$(0.61)	$(0.33)

Weighted average common shares outstanding:
Basic	45,278,195	45,147,000	45,212,724	45,123,110
Diluted	45,278,195	45,147,000	45,212,724	45,123,110

American Reprographics Company
Non-GAAP Measures
Reconciliation of cash flows provided by operating activities to EBIT and EBITDA
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Cash flows provided by operating activities	$15,916	$22,061	$53,924	$97,425
Changes in operating assets and liabilities	(6,488)	(11,068)	955	(19,919)
Non-cash (expenses) income, including depreciation and amortization	(14,243)	(11,633)	(82,469)	(92,495)
Income tax (benefit) provision	(3,324)	(502)	(14,186)	3,018
Interest expense	6,835	7,721	24,091	25,781
Loss on early extinguishment of debt	2,509	—	2,509	—
Net loss attributable to noncontrolling interest	61	65	88	104

EBIT	1,266	6,644	(15,088)	13,914
Depreciation and amortization	12,128	11,892	45,649	49,543

EBITDA	$13,394	$18,536	$30,561	$63,457

American Reprographics Company
Non-GAAP Measures
Reconciliation of net loss attributable to ARC to unaudited adjusted net (loss) income attributable to ARC
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net loss attributable to ARC	$(4,754)	$(575)	$(27,502)	$(14,885)
Goodwill impairment	—	—	38,263	37,382
Impairment of long-lived assets	—	—	—	781
Change in trade name impact to amortization	1,579	—	1,579	—
Loss on early extinguishment of debt	2,509	—	2,509	—
Amended Credit Agreement and Swap related costs	1,091	1,672	1,241	2,632
Income tax benefit, related to above items	(1,885)	(669)	(14,758)	(8,748)

Unaudited adjusted net (loss) income attributable to ARC	$(1,460)	$428	$1,332	$17,162

(Loss) earnings per share attributable to ARC shareholders (actual):
Basic	$(0.10)	$(0.01)	$(0.61)	$(0.33)

Diluted	$(0.10)	$(0.01)	$(0.61)	$(0.33)

Weighted average common shares outstanding:
Basic	45,278,195	45,147,000	45,212,724	45,123,110
Diluted	45,278,195	45,147,000	45,212,724	45,123,110

(Loss) earnings per share attributable to ARC shareholders (adjusted):
Basic	$(0.03)	$0.01	$0.03	$0.38

Diluted	$(0.03)	$0.01	$0.03	$0.38

Weighted average common shares outstanding:
Basic	45,278,195	45,147,000	45,212,724	45,123,110
Diluted	45,278,195	45,277,354	45,382,542	45,266,310

American Reprographics Company
Non-GAAP Measures
Reconciliation of net loss attributable to ARC to EBIT, EBITDA and adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net loss attributable to ARC	$(4,754)	$(575)	$(27,502)	$(14,885)
Loss on early extinguishment of debt	2,509	—	2,509	—
Interest expense, net	6,835	7,721	24,091	25,781
Income tax (benefit) provision	(3,324)	(502)	(14,186)	3,018

EBIT	1,266	6,644	(15,088)	13,914
Depreciation and amortization	12,128	11,892	45,649	49,543

EBITDA	13,394	18,536	30,561	63,457
Stock-based compensation	1,551	1,328	5,922	4,892
Goodwill impairment	—	—	38,263	37,382
Impairment of long-lived assets	—	—	—	781

Adjusted EBITDA	$14,945	$19,864	$74,746	$106,512

Non-GAAP Financial Measures
EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. Amortization does not include $5.9 million and $4.9 million of stock-based compensation expense recorded in selling, general and administrative expenses, for the years ended December 31, 2010 and 2009 respectively. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and we use EBITDA to measure performance for determining consolidated-level compensation. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.

EBIT, EBITDA and related ratios have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail, as required in the reconciliation tables above.
Specficially, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the years ended December 31, 2010 and 2009 to reflect the exclusion of the goodwill impairment charge, long-lived assets impairment charge, amortization impact related to the change in trade name, loss on early extinguishment of debt and interest rate swap related costs, and 2009 amendments to our credit agreement and swap transaction. We believe these charges were the result of valuations dependent on the stock market and the result of our capital restructuring, which have little bearing on our actual operating performance.
We presented adjusted EBITDA in 2010 and 2009 to exclude stock-based compensation expense and the non-cash impairment charges. This presentation is consistent with the definition of EBITDA in our previous and current credit agreements. We believe these excluded charges are a result of the current economic environment, and not indicative of our continuing operations.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Cash flows from operating activities
Net loss	$(4,815)	$(640)	$(27,590)	$(14,989)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for accounts receivable	368	202	966	3,044
Depreciation	8,130	9,199	33,992	38,176
Amortization of intangible assets	3,998	2,693	11,657	11,367
Amortization of deferred financing costs	332	385	1,491	1,357
Amortization of bond discount	44	—	44	—
Goodwill impairment	—	—	38,263	37,382
Impairment of long-lived assets	—	—	—	781
Stock-based compensation	1,551	1,328	5,922	4,892
Excess tax benefit related to stock-based compensation	(20)	—	(58)	(18)
Deferred income taxes	(2,907)	(2,219)	(12,657)	(4,477)
Loss on early extinguishment of debt	2,509	—	2,509	—
Write-off of deferred financing costs	—	190	—	190
Other noncash items, net	238	(145)	340	(199)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	5,502	9,862	469	21,099
Inventory	464	989	8	1,344
Prepaid expenses and other assets	1,418	2,627	(4,098)	6,302
Accounts payable and accrued expenses	(896)	(2,410)	2,666	(8,826)

Net cash provided by operating activities	15,916	22,061	53,924	97,425

Cash flows from investing activities
Capital expenditures	(2,938)	(1,654)	(8,634)	(7,506)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(370)	(1,504)	(870)	(3,527)
Other	248	968	1,002	1,684

Net cash used in investing activities	(3,060)	(2,190)	(8,502)	(9,349)

Cash flows from financing activities
Proceeds from stock option exercises	117	—	242	63
Proceeds from issuance of common stock under Employee Stock Purchase Plan	14	48	51	164
Excess tax benefit related to stock-based compensation	20	—	58	18
Proceeds from bond issuance	195,648	—	195,648	—
Payments on long-term debt agreements and capital leases	(206,786)	(49,170)	(238,989)	(105,008)
Net repayments under revolving credit facility	(1,086)	1,523	(1,536)	1,523
Payment of loan fees	(4,473)	(2,048)	(4,473)	(2,092)

Net cash used in financing activities	(16,546)	(49,647)	(48,999)	(105,332)

Effect of foreign currency translation on cash balances	228	(26)	493	91

Net change in cash and cash equivalents	(3,462)	(29,802)	(3,084)	(17,165)
Cash and cash equivalents at beginning of period	29,755	59,179	29,377	46,542

Cash and cash equivalents at end of period	$26,293	$29,377	$26,293	$29,377

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	3,503	$4,047	$10,305	$16,181
Issuance of subordinated notes in connection with the acquisition of businesses	231	$220	$231	$466
Accrued liabilities in connection with deferred financing fees	440	$—	$440	$—
Net gain on derivative, net of tax effect	1,244	$842	$1,125	$3,318